                                 Exhibit 23.1

Consent of Independent Public Accountants
-----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of United Meridian Corporation (the "Company") on Form S-3 of our report dated February 20, 1997, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP
-----------------------



Houston, Texas
December 16, 1997